UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2022 (May 26, 2022)

Morgan Stanley

(Exact Name of Registrant

as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MS	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value	MS/PA	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, $0.01 par value	MS/PE	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, $0.01 par value	MS/PF	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, $0.01 par value	MS/PI	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, $0.01 par value	MS/PK	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.875% Non-Cumulative Preferred Stock, Series L, $0.01 par value	MS/PL	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series O, $0.01 par value	MS/PO	New York Stock Exchange
Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 of Morgan Stanley Finance LLC (and Registrant’s guarantee with respect thereto)	MS/26C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Morgan Stanley (the “Company”) held on Thursday, May 26, 2022, the shareholders of the Company in attendance (the “Shareholders”), constituting a quorum under the Amended and Restated Bylaws of the Company, voted on proposals to: (i) elect directors to the Company’s Board of Directors (the “Board”), (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the 2022 fiscal year, and (iii) approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement filed with the Securities and Exchange Commission on April 8, 2022 for the Annual Meeting (the “2022 Proxy”) (a non-binding advisory vote). The Shareholders also voted on a shareholder proposal requesting adoption of a policy to cease financing new fossil fuel development (the “Shareholder Proposal”).

At the Annual Meeting, all nominees for election to the Board were elected by the Shareholders. The Shareholders also voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the 2022 fiscal year. The proposal to approve the compensation of the Company’s named executive officers as disclosed in the 2022 Proxy, through an advisory vote, was also approved by the Shareholders. The Shareholder Proposal was not approved by the Shareholders.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the Shareholders as follows:

1.	Election of Directors	For	Against	Abstain	Broker Non –vote
	Alistair Darling	1,460,588,572	8,803,079	2,231,252	128,592,084
	Thomas H. Glocer	1,433,475,789	35,093,887	3,053,227	128,592,084
	James P. Gorman	1,421,696,349	47,697,435	2,229,119	128,592,084
	Robert H. Herz	1,433,607,589	35,014,132	3,001,182	128,592,084
	Erika H. James	1,465,705,759	3,844,309	2,072,835	128,592,084
	Hironori Kamezawa	1,461,657,461	8,044,221	1,921,221	128,592,084
	Shelley B. Leibowitz	1,461,935,633	7,624,436	2,062,834	128,592,084
	Stephen J. Luczo	1,458,204,658	11,121,161	2,297,084	128,592,084
	Jami Miscik	1,463,537,311	5,920,803	2,164,789	128,592,084
	Masato Miyachi	1,465,534,096	4,096,463	1,992,344	128,592,084
	Dennis M. Nally	1,446,635,248	22,790,149	2,197,506	128,592,084
	Mary L. Schapiro	1,444,773,233	23,467,834	3,381,836	128,592,084
	Perry M. Traquina	1,464,628,493	4,817,655	2,176,755	128,592,084
	Rayford Wilkins, Jr.	1,410,168,451	58,496,095	2,958,357	128,592,084

2.	Ratification of Appointment of Independent Auditor	1,549,401,606	49,078,085	1,735,296	*
3.	Approval of Compensation of Executives (Non-Binding Advisory Vote)	1,398,415,858	68,906,336	4,300,709	128,592,084

4.	Shareholder Proposal Regarding New Fossil Fuel Development	123,321,013	1,331,405,907	16,895,983	128,592,084

_____________

* Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	May 27, 2022	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary